UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

                  DATE OF REPORT                               November 14, 2006

                     (DATE OF EARLIEST EVENT REPORTED)                                                        November 10, 2006

BOARDWALK PIPELINE PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	01-32665	20-3265614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3800 Frederica Street

Owensboro, Kentucky 42301

(Address of principal executive office)

(270) 926-8686

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On November 10, 2006, Boardwalk Pipeline Partners, LP (the “Partnership”) entered into a letter agreement (the “Agreement”) with Enterprise Gas Marketing L.P. (“Enterprise”), a Texas limited partnership. A copy of the agreement is filed as Exhibit 10.1 to this Form 8-K. Enterprise is a foundation shipper for the new interstate gas pipeline, proposed to be constructed by a subsidiary of the Partnership, that will begin near Sherman, Texas and proceed to the Perryville, Louisiana area (the “Gulf Crossing Pipeline”).

Pursuant to the Agreement, the Partnership has granted Enterprise an option to acquire between 24.5% and 49% of the equity interest in a new subsidiary of the Partnership (“Newco”) formed to construct the Gulf Crossing Pipeline. Newco will be managed by the Partnership, subject to specified approval rights for Enterprise. The option will be exercisable by Enterprise for a period of 45 days following delivery to Enterprise of specified information relating to Newco and the Gulf Crossing Pipeline project. The purchase price in the event Enterprise exercises its option would be the percentage of equity acquired by Enterprise, multiplied by (i) the amount of expenditures incurred relating to the Gulf Crossing Pipeline by the Partnership as of the closing date of the purchase less (ii) the aggregate amount of all debt of Newco as of such closing date. If Enterprise purchases an equity interest in Newco it would have obligations to fund its proportionate share of the costs for design and construction of the Gulf Crossing Pipeline.

Under the Agreement, if a specified foundation shipper does not enter into a precedent agreement with the Partnership for capacity on the Gulf Crossing Pipeline by November 22, 2006 then, in lieu of the option described above, the Partnership and Enterprise will use commercially reasonable efforts to negotiate a limited liability company agreement of Newco and a pipeline management agreement and pipeline operating agreement relating to the Gulf Crossing Pipeline. Under these agreements, Enterprise would be obligated to acquire a 49% equity interest in Newco, for the purchase price specified above with respect to the option, and would have review rights relating to capital expenditures relating to the Gulf Crossing Pipeline.

Item 7.01 Regulation FD Disclosure.

On November 10, 2006, the Partnership issued a press release announcing that it has committed to build the Gulf Crossing Pipeline and to expand its existing pipeline system. The press release is furnished as exhibit 99.1 to this Form 8-K. The information under Item 7.01 and in Exhibit 99.1 in this Current Report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under Item 7.01 and Exhibit 99.1 in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless otherwise indicated in such registration statement or other document.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit No.  Description

10.1 Letter Agreement, dated November 10, 2006, between Boardwalk Pipeline Partners, LP and Enterprise Gas Marketing L.P.

99.1 Boardwalk Pipeline Partners, LP, News Release, issued November 10, 2006, providing information on new interstate pipeline and expansion of pipeline system.

EXHIBIT INDEX

Exhibit No.  Description

10.1 Letter Agreement, dated November 10, 2006, between Boardwalk Pipeline Partners, LP and Enterprise Gas Marketing L.P.

99.1 Boardwalk Pipeline Partners, LP, News Release, issued November 10, 2006, providing information on new interstate pipeline and expansion of pipeline system.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOARDWALK PIPELINE PARTNERS, LP

By:   BOARDWALK GP, LP,
its general partner

By:   BOARDWALK GP, LLC,
its general partner

By:  /s/ Jamie L. Buskill
Jamie L. Buskill
                        Chief Financial Officer

Dated: November 14, 2006